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EXHIBIT 2.6

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED
REVOLVING TERM CREDIT AGREEMENT

        MADE as of March 30, 2004

B E T W E E N:

      CELESTICA INC., a corporation incorporated under the laws of the Province of
      Ontario, and       SUBSIDIARIES OF CELESTICA INC. SPECIFIED AS
      DESIGNATED SUBSIDIARIES IN ACCORDANCE WITH THE CREDIT
      AGREEMENT      , as Borrowers,

–and–

      THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY TO
      THE CREDIT AGREEMENT      , as Lenders,

–and–

      THE BANK OF NOVA SCOTIA, as Administrative Agent.

RECITALS:

        A.    Celestica Inc. ("Celestica"), the Subsidiaries of Celestica specified therein as Designated Subsidiaries, CIBC World Markets, as Joint Lead Arranger and Syndication Agent, RBC Capital Markets, as Joint Lead Arranger and Co-Documentation Agent, Bank of America Securities LLC, as Joint Lead Arranger and Co-Documentation Agent, The Bank of Nova Scotia, as Administrative Agent, and the financial institutions named therein as Lenders are parties to the Second Amended and Restated Revolving Term Credit Agreement dated as of December 17, 2002 (as amended by the First Amendment to Second Amended and Restated Revolving Term Credit Agreement dated as of October 31, 2003, together with all schedules attached thereto, the "Credit Agreement");

        B.    The parties to the Credit Agreement wish to further amend the Credit Agreement on the terms and conditions set forth herein.

        THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings attributed to them in the Credit Agreement, and:

  "Agreement" means this agreement, as the same may be amended, restated, replaced or superseded from time to time;

  "Closing" means the time at which the terms of this Agreement shall become effective, including, without limitation, the satisfaction of the conditions precedent set out in Section 3.1; and

  "Credit Agreement" has the meaning specified in the first recital hereof.

1.2   Headings

        The division of this Agreement into Articles and Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "this Agreement",

"hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, paragraph or other portion hereof and include any agreement supplemental hereto.

1.3   Extended Meanings

        Words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

1.4   Cross References

        Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in the Article, Section or definition to any Clause are references to such Clause of such Article, Section or definition.

1.5   Reference to Administrative Agent or Lenders

        Any reference in this Agreement to the Administrative Agent or a Lender shall be construed so as to include its permitted successors, transferees or assigns under the Credit Agreement in accordance with their respective interests.

1.6   Severability

        In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

1.7   References to Agreements

        Except as otherwise provided herein, any reference herein to this Agreement, the Credit Agreement and any other Loan Document or any other agreement or document shall be construed to be a reference to this Agreement, the Credit Agreement or such Loan Document or such other agreement or document, as the case may be, as the same may have been, or may from time to time be, amended, restated, extended, supplemented or replaced.

1.8   Effect on the Credit Agreement

        On and after the date of this Agreement, each reference in the Credit Agreement to "this Agreement" and each reference to the Credit Agreement in the Loan Documents and any and all other agreements, documents and instruments delivered by any of the Lenders, the Administrative Agent, the Borrowers, the Guarantors or any other Person shall mean and be a reference to the Credit Agreement as amended by this Agreement. Except as specifically amended by this amending agreement, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 2
AMENDMENTS

2.1   Letters of Credit

  (a)
  Paragraph (b) of Section 2.6 of the Credit Agreement is hereby deleted and replaced with the following:

    "Provided that the Facility is not prepaid or accelerated in accordance with Article 10, each Borrower shall repay the principal amount of all Advances made to it outstanding under the Facility, together with accrued and unpaid interest thereon, on the Maturity Date to the Administrative Agent and, in the event that the expiry date of any Letter of Credit is after the Maturity Date, Celestica shall, on or before the Maturity Date, deposit with the Administrative Agent, on behalf of the Issuing Bank, an amount equal to the undrawn Face Amount of any such issued and outstanding Letter of Credit. Such amount shall be held by the Administrative Agent in an interest-bearing account and shall be applied to satisfy Celestica's obligations pursuant to Section 3.4 in the event that the Issuing Bank is called upon by a beneficiary to honour a Letter of Credit. Following the expiry of all such Letters of Credit, the Administrative Agent shall pay to Celestica the amounts so deposited, together with any interest accrued thereon less any amount paid by the Administrative Agent to the Issuing Bank.".

  (b)
  Paragraph (b) of Section 3.1 of the Credit Agreement is hereby deleted and replaced with the following:

    "be stated to expire on a date (its "Stated Expiry Date") not later than one year from its date of issuance;".

  (c)
  Section 3.5 of the Credit Agreement is hereby deleted and replaced with the following:

    "Upon the declaration by the Administrative Agent that all Advances are immediately due and payable or are due and payable on demand pursuant to Section 10.2, an amount equal to any portion of an outstanding and undrawn Letter of Credit shall, without demand upon or notice to Celestica, be deemed to have been paid or disbursed by the Issuing Bank under such Letter of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed). Upon notification by the Issuing Bank to the Administrative Agent and Celestica of its obligations under this Section, Celestica shall be immediately obligated to deposit with the Administrative Agent, on behalf of the Issuing Bank, an amount equal to the amount deemed to have been so paid or disbursed by the Issuing Bank. Any amounts so received by the Administrative Agent, on behalf of the Issuing Bank, from Celestica pursuant to this Section shall be held as collateral security for the repayment of Celestica's obligations in connection with the Letters of Credit issued by the Issuing Bank. At any time when such Letters of Credit shall terminate pursuant to Section 3.1(c)(i) or be reduced pursuant to Section 3.1(c)(ii) the obligations of Celestica under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuing Bank), and the Administrative Agent, on behalf of the Issuing Bank, will return to Celestica the amount, if any, by which (i) the amount deposited by Celestica with the Issuing Bank; exceeds (ii) the amount paid by the Administrative Agent for application by the Issuing Bank to any Reimbursement Obligation of Celestica less the amount of all Reimbursement Obligations of Celestica.

    If, pursuant to Section 10.2, the Administrative Agent withdraws its declaration that all Advances are immediately due and payable or are due and payable on demand, or at such time when all Events of Default shall have been cured or waived, the Administrative Agent, on behalf of the Issuing Bank, shall return to Celestica all amounts then on deposit with such Issuing Bank pursuant to this Section 3.5.".

  (d)
  Paragraph (b) of Section 3.8 is hereby deleted and replaced with the following:

    "At the time of issuance of a Letter of Credit, and, if applicable, on any date on which the Stated Expiry Date of such Letter of Credit is renewed or extended, Celestica shall pay to the Administrative Agent for the accounts of the Lenders, an annual fee in an amount equal to the product of (i) the maximum amount payable under the Letter of Credit, (ii) the LC Fee, and (iii) a fraction, the numerator of which is the number of days in the term of the Letter of Credit to elapse in that calendar year from the date of issuance and the denominator of which his 365 (or 366 in the case of a leap year).".

2.2   Permitted Encumbrances

  (a)
  The word "and" at the end of paragraph (r) in Section 1.1 of the Credit Agreement under the definition of "Permitted Encumbrances" is hereby deleted.

  (b)
  The word "and" is hereby inserted at the end of paragraph (s) in Section 1.1 of the Credit Agreement under the definition of "Permitted Encumbrances".

  (c)
  The following is hereby inserted as paragraph (t) in Section 1.1 of the Credit Agreement under the definition of "Permitted Encumbrances":

    "Liens in favour of the Administrative Agent, on behalf of any Issuing Bank, or any one of them, arising in connection with any collateral security provided in connection with the cash collateralization of Letters of Credit outstanding on the Maturity Date.".

ARTICLE 3
CONDITIONS PRECEDENT

3.1   Conditions for Closing

        The effectiveness of this Agreement is conditional upon satisfaction of the following conditions, which shall be satisfied by the Borrowers contemporaneously with their execution and delivery of this Agreement:

  (a)
  Each Borrower shall have duly authorized, executed and delivered to the Administrative Agent a confirmation of its Guarantee, and each of this Agreement and such confirmations of guarantee shall constitute a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms; and

  (b)
  The Borrowers shall have paid all fees and expenses that are due to the Administrative Agent or any Lender and related to the Facility, to the extent such fees and expenses are owing as at the date of this Agreement.

3.2   Conditions for Material Restricted Subsidiaries

        The following conditions shall be satisfied by the Material Restricted Subsidiaries within forty-five (45) days of the date of this Agreement, or such later date as the Administrative Agent, for and on behalf of the Lenders, may agree:

  (a)
  Each Material Restricted Subsidiary shall have executed and delivered to the Administrative Agent (i) a confirmation of its Guarantee if previously provided in connection with the Credit Agreement, or (ii) a Guarantee; and

  (b)
  Each Material Restricted Subsidiary shall have delivered to the Administrative Agent all documents, agreements, instruments and certificates requested by the Administrative Agent or the Lenders' Counsel, acting reasonably.

        The conditions set forth in this Article 3 are inserted for the sole benefit of the Lenders and may be waived by the Administrative Agent on behalf of the Lenders in whole or in part, with or without terms or conditions.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1   Representations and Warranties

        Each Borrower represents and warrants to the Administrative Agent and the Lenders, and acknowledges that the Administrative Agent and the Lenders are relying upon such representations and warranties, that as of the date of this Agreement:

  (a)
  There has been no Material Adverse Change since December 31, 2003; and

  (b)
  Each of the representations and warranties set out in Section 8.1 of the Credit Agreement is true and correct in all material respects, in each case by reference to the facts and circumstances existing on the date of this Agreement.

ARTICLE 5
GENERAL

5.1   Survival

        All covenants, agreements, representations and warranties made herein or in the Credit Agreement or in certificates delivered in connection with the Credit Agreement by or on behalf of the Borrowers and each Guarantor shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as there is any obligation of the Borrowers and each Guarantor to the Agents and the Lenders under the Credit Agreement.

5.2   Benefit of the Agreement

        This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the Borrowers and the successors and permitted assigns of the Administrative Agent and the Lenders.

5.3   Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Administrative Agent, Lenders and Borrowers agree that any legal suit, action or proceeding arising out of this Agreement, the Credit Agreement or any Loan Document may be instituted in the courts of the Province of Ontario, and the Administrative Agent, Lenders and Borrowers hereby accept and irrevocably submit to the nonexclusive jurisdiction of said courts and acknowledge their competence and agree to be bound by any judgment thereof.

5.4   Further Assurances

        Each Obligor shall promptly cure any default in its execution and delivery of this Agreement or in any of the other instruments referred to or contemplated herein to which it is a party. Each Obligor, at its expense, will promptly execute and deliver, or cause to be executed and delivered, to the Administrative Agent, upon request, all such other and further documents, agreements, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of such Obligor hereunder or more fully to state the obligations of such Obligor as set out herein or to make any recording, file any notice or obtain any consents, all as may be necessary or appropriate in connection therewith.

5.5   No Waiver, etc.

        The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided, operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents, and shall not be deemed to prejudice any rights which the Administrative Agent or Lenders may have, and except as expressly amended, waived or consented to herein, the Credit Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

5.6   Execution in Counterparts

        This Agreement may be executed in counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

        IN WITNESS WHEREOF the Borrowers, the Lenders and the Administrative Agent have executed this Agreement.

CELESTICA INC.
By:	/s/ ELIZABETH DELBIANCO
Name: Elizabeth DelBianco
Title: General Counsel and Secretary

By:	/s/ PAUL NICOLETTI
Name: Paul Nicoletti
Title: Vice-President and Treasurer

CELESTICA INTERNATIONAL INC.
By:	/s/ ELIZABETH DELBIANCO
Name: Elizabeth DelBianco
Title: General Counsel and Secretary

By:	/s/ PAUL NICOLETTI
Name: Paul Nicoletti
Title: Vice-President and Treasurer

THE BANK OF NOVA SCOTIA, as Administrative Agent
By:	/s/ ROBERT HOSIE
Name: Robert Hosie
Title: Managing Director

By:	/s/ TIM DECKER
Name: Tim Decker
Title: Associate Director

        Signature Page for Canadian Imperial Bank of Commerce, as Lender

CANADIAN IMPERIAL BANK OF COMMERCE
By:	/s/ STEVE NISHIMURA
Name: Steve Nishimura
Title: Executive Director
By:	/s/ ALEX TESSLER
Name: Alex Tessler
Title: Director

        Signature Page for Bank of America, National Association, Canada Branch, as Lender

BANK OF AMERICA, NATIONAL ASSOCIATION, CANADA BRANCH
By:	/s/ NELSON LAM
Name: Nelson Lam
Title: Vice President

By:
Name:
Title:

        Signature Page for Royal Bank of Canada, as Lender

ROYAL BANK OF CANADA
By:	/s/ SUSAN KAICHER
Name: Susan Kaicher
Title: Attorney-in-fact

By:
Name:
Title:

        Signature Page for Export Development Canada, as Lender

EXPORT DEVELOPMENT CANADA
By:	/s/ KEVIN SKILLETER
Name: Kevin Skilleter
Title: Loan Asset Manager

By:	/s/ LYNDA BERNST
Name: Lynda Bernst
Title: IT — Portfolio Manager

        Signature Page for The Bank of Nova Scotia, as Lender

THE BANK OF NOVA SCOTIA
By:	/s/ STEVE TORRONS
Name: Steve Torrons
Title: Managing Director

By:	/s/ DEREK ORANGE
Name: Derek Orange
Title: Associate Director

        Signature Page for Bank of Tokyo-Mitsubishi (Canada), as Lender

BANK OF TOKYO-MITSUBISHI (CANADA)
By:	/s/ Angelo Bisutti/ /s/ Ian MacNeil
Name: Angelo Bisutti/Ian MacNeil
Title: SVP/AVP

        Signature Page for Deutsche Bank AG, Canada Branch, as Lender

DEUTSCHE BANK AG, CANADA BRANCH
By:	/s/ ROBERT A. JOHNSON
Name: Robert A. Johnson
Title: Vice President

By:	/s/ PAUL M. JURIST
Name: Paul M. Jurist
Title: Managing Director and Principal Officer

        Signature Page for Keybank National Association, as Lender

KEYBANK NATIONAL ASSOCIATION
By:	/s/ VIJAYA KULKARNI
Name: Vijaya Kulkarni
Title: AVP

        Signature Page for National Bank of Canada, as Lender

NATIONAL BANK OF CANADA
By:	/s/ ED SUSTAR
Name: Ed Sustar
Title: Vice President

By:	/s/ BRIAN SMITH
Name: Brian Smith
Title: Managing Director

CITIBANK N.A., CANADA BRANCH, as Lender pursuant to the Four Year Credit Agreement
By:	/s/ DALJEET LAMBA
Name: Daljeet Lamba
Title: Vice President

By:
Name:
Title:

        Signature Page for Congress Financial Corporation (Canada), as Lender

CONGRESS FINANCIAL CORPORATION (CANADA)
By:	/s/ H. ROSENFELD
Name: H. Rosenfeld
Title: Senior Vice President

By:
Name:
Title:

        Signature Page for Lehman Commercial Paper Inc., as Lender

LEHMAN COMMERCIAL PAPER INC.
By:	/s/ FRANCIS CHANG
Name: Francis Chang
Title: Vice President

By:
Name:
Title:

QuickLinks

EXHIBIT 2.6
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING TERM CREDIT AGREEMENT
ARTICLE 1 INTERPRETATION
ARTICLE 2 AMENDMENTS
ARTICLE 3 CONDITIONS PRECEDENT
ARTICLE 4 REPRESENTATIONS AND WARRANTIES
ARTICLE 5 GENERAL